Exhibit 10.1

[YORK LETTERHEAD]

October 6, 2006

Tracinda Corporation

150 South Rodeo Drive, Suite 250

Beverly Hills, CA 90212

Attention: Anthony L. Mandekic

Re: General Motors Corporation

Dear Tony:

Please be advised that on this date, I have submitted to General Motors Corporation my resignation from its Board of Directors and have provided the company with a letter detailing the reasons for my resignation.

Very truly yours,

/s/ Jerome B. York
Jerome B. York